Exhibit 99.1

Press Release
F.N.B. Corporation Announces Pricing of Common Stock Offering
Hermitage, PA — June 10, 2009 — F.N.B. Corporation (NYSE: FNB) today announced the pricing of an underwritten public offering of 21.0 million shares of its common stock at a price of $5.50 per share.
Keefe, Bruyette & Woods is acting as the lead book-running manager, with Sandler O’Neill + Partners, L.P. and SunTrust Robinson Humphrey acting as co-managers. F.N.B. Corporation has granted the underwriters a 30-day option to purchase up to an additional 3.15 million shares of F.N.B. Corporation common stock to cover over-allotments, if any.
F.N.B. Corporation intends to use the net proceeds from the offering, which are expected to be approximately $109.3 million (without giving effect to the exercise of the underwriters’ over-allotment option), for general corporate purposes and the possible repurchase of the $100 million of preferred shares plus the warrant issued in connection therewith held by the U.S. Treasury.
F.N.B. Corporation expects to close the sale of common stock, subject to customary conditions, on June 16, 2009.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a final prospectus supplement and accompanying base prospectus, copies of which may be obtained from the investor relations section of F.N.B. Corporation’s Web site at: www.fnbcorporation.com or from the SEC’s Web site at: www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting the underwriters at: Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559. Information on F.N.B. Corporation’s Web site does not constitute part of nor is any such information incorporated by reference in this communication, the prospectus or prospectus supplement.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.5 billion as of March 31, 2009. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Tennessee and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions;

(2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)